Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by Registrant  ☒                                 Filed by Party other than Registrant  ☐

Check the Appropriate Box

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

SunAmerica Series, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maxim aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

SunAmerica Focused Dividend Strategy Portfolio Abstention Script
PROXY SOLICITATION SCRIPT (Distributed 10-15-13)

Good (morning, afternoon, evening), my name is (AGENT’S FULL NAME).

May I please speak (SHAREHOLDER’S FULL NAME)?

(Re-Greet If Necessary)

I’m calling regarding proxy materials you received in connection with the Special Meeting of Shareholders for the SunAmerica Series Inc. Focused Dividend Strategy Portfolio. The meeting has been adjourned until October 28, 2013. The Portfolio does not have enough shares represented to allow the proposal to be put to a vote.

Would you like to vote “In Favor”, “Against”, or “Abstain”?

(Pause For Response)

(Review Voting Options with Shareholder If Necessary)

Would you like to vote all of your accounts with the Focused Dividend Strategy Portfolio in the same manner?

(Pause For Response)

*Confirmation – I am recording your (Recap Voting Instructions).

For confirmation purposes:

•	Please state your full name. (Pause)

•	According to our records, you reside in (city, state, zip code). (Pause)

•	To ensure that we have the correct address for the written confirmation, please state your street address. (Pause)

Thank you. You will receive written confirmation of your voting instructions within 3 to 5 business days. Once you receive your confirmation, if you have any questions or would like to change your vote, feel free to contact us at the toll free number listed on the confirmation. Mr. /Ms. (SHAREHOLDER’S FULL NAME), your vote is important and your time is greatly appreciated. Thank you and have a good (morning, afternoon, evening.)

Are there any questions that I may answer about this proxy for you?

Additional information is provided in the proxy statement that was mailed to you. Please read the appropriate sections of the proxy statement or review the Q&A that accompanies the proxy statement. The shareholder meeting cannot be held until enough shareholders have participated. Would you like to take advantage of voting your shares right now over the telephone?

If materials not received:

I would be happy to review the meeting agenda with you and record your vote by phone. Would you like for me to review the proposal with you now?

IF YES:	(Proceed to reading Proposal)

IF NO:	I can resend the materials to you.

Do you have an email address this can be sent to?

IF YES:	Type email addresses in the notes and read it back phonetically to the shareholder. (PROCEED)

IF NO:	Offer to mail the shareholder the materials. (PROCEED)

Thank you. You should receive these materials shortly. Included in the materials will be instructions to inform you of the methods available to you to cast your vote, one of which is to call us back at 1-866-721-1619 Monday-Friday 9am-10pm EST. If you have additional questions and would like to speak to someone at SunAmerica directly, please feel free to contact 1-855-200-1226.

If Shareholder DECLINES to Vote:

Our toll free number is 1-866-721-1619. If you have any questions or would like to vote over the phone at a later date. When calling, please refer to record# (TAG ID). Our hours of operation are from [9:00] am to [11:00] pm Eastern Time Monday through Friday, and [12:00] pm to [6:00] pm on Saturday. Thank you for your time. Have a nice day/evening!

SunAmerica Asset Management Corp.

Harborside Financial Center

3200 Plaza 5

Jersey City, NJ 07311

October 17, 2013

VIA EDGAR

Securities and Exchange Commission

100 F Street, NE

Washington, DC 10549

Re:	SunAmerica Series, Inc. (the “Corporation”)
Definitive Additional Proxy Solicitation Material
File No. 811-07797

Ladies and Gentlemen:

On behalf of the Corporation, and pursuant to Rule 14a-6(b) of the Securities Exchange Act of 1934, as amended, and
Rule 20a-1 under the Investment Company Act of 1940, as amended, attached herewith is one copy of definitive additional materials, which will be used by a proxy solicitation firm in connection with a reconvened Special Meeting of Shareholders of the Focused Dividend Strategy Portfolio (the “Portfolio”), a series of the Corporation, in that will be held on October 28, 2013.

The definitive proxy statement was filed with the Commission on August 5, 2013 (accession number 0001193125-13-319361). It is anticipated that these definitive additional materials will be used by the proxy solicitation firm in connection with solicitation of shareholders beginning on or about October 17, 2013.

Should you have any comments or questions, please contact the undersigned at (201) 324-6390.

Very Truly Yours,

/s/ Matthew B. Fleischer
Matthew B. Fleischer
SunAmerica Asset Management Corp.